SECOND AMENDMENT
TO
OPTION AGREEMENT

This Second Amendment to Option Agreement (this “Amendment”) is entered into effective as of February 11, 2011 (“Effective Date”), by, between and among American Liberty Petroleum Corp. (formerly known as “Oreon Rental Corporation”), a Nevada domestic corporation (“Buyer”), and Desert Discoveries, LLC, a Nevada domestic limited-liability company (“Seller”).

R E C I T A L S:

A.
Seller and Buyer entered into that certain Option Agreement dated May 11, 2010 (as amended on October 23, 2010, the “Agreement”), with respect to the purchase and sale of certain oil and gas leases and other described rights and interests of Seller.

B.	Seller and Buyer have agreed to amend the Agreement as provided for in this Amendment.

C.	Except as otherwise expressly defined in this Amendment, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

A M E N D M E N T:

In consideration of the mutual covenants and agreements contained herein, Seller and Buyer agree to amend the Agreement as follows:

1.            Section 1.2(a)(v). The Agreement’s Section 1.2(a)(v) is hereby replaced and superseded in its entirety by the following:

(iv)           the payment by Buyer to Seller via the Escrow Account with Escrow Holder of an additional two hundred thousand US dollars ($200,000 USD) on or before January 14, 2011; and

2.            Section 1.2(c). The first sentence of the Agreement’s Section 1.2(c) is hereby replaced and superseded in its entirety by the following:

The aggregate payments to the Escrow Account of $600,000 USD required by Sections 1.2(a)(iii), (iv), and (v), plus the aggregate payments to the Escrow Account, if any, under Section 1.2(h) (collectively, the “Part One Work Plan Funds”) shall be held and used exclusively for the expenditures provided for in the Part One Work Plan set forth as and in Exhibit 1.2(c) hereto.

3.            Section 1.2(h).  The Agreement shall be amended by adding a new Section 1.2(h), which shall read in its entirety as follows:

(h)           Buyer shall have the right, exercisable as set forth in this Section 1.2(h), to purchase from Seller, as part of the Assets, a sixty percent (60%) working interest owned by Seller in Bureau of Land Management Lease Number N-59901, which was acquired by Seller as part of a larger purchase with Buyer’s consent using a portion of the funds provided for in the second paragraph of the Part One Work Plan, which shall be referred to as the “Cortez Lease”.  Seller and Buyer acknowledge and agree that they have agreed upon a form of Joint Operator Agreement for the development of the Kibby Flats Lease, and a separate form for the Gibbs Lease, and that a condition to Buyer’s exercise of its right to purchase the Cortez Lease is the mutual agreement of both parties to include the Cortez Lease in one of those agreements or to the form of a separate Joint Operator Agreement for the Cortez Lease.  The parties shall endeavor in good faith to reach a mutually satisfactory agreement as to Cortez Lease no later than April 1, 2011.  Buyer may exercise its right to include the Cortez Lease as part of the Assets by providing written notice to Seller of its intention to do so, along with the payment to the Escrow Agent of an additional two hundred fifty thousand US dollars ($250,000 USD), at any time on or before June 1, 2011.  Upon such exercise, the Cortez Lease shall be thereafter deemed part of the Assets for all purposes of this Agreement, and the additional $250,000 shall be included in the amounts to be spent under the Part One Work Plan.  If for any reason Buyer fails to timely make the foregoing election and payment, then all rights and interest in and to the Cortez Lease shall belong to Seller.

4.            Section 2.1. The Agreement’s first recital and its Section 2.1 are hereby amended such that the last day of the Term is extended from March 4, 2011 to June 11, 2011.

5.            Exhibit A. The Agreement’s Exhibit A and all parenthetical references thereto in the Agreement are hereby corrected to read “Exhibit 1.” Effective upon Buyer’s exercise of the Cortez Option, the Agreement’s Exhibit 1 (f/k/a “Exhibit A”) shall be automatically replaced and superseded in its entirety by the Exhibit 1 attached hereto and hereby incorporated herein by this reference (which references as Item 6 a sixty percent (60%) working interest in the Cortez Lease).

6.            Exhibit 1.2(a). The Agreement’s Exhibit 1.2(a) and all parenthetical references thereto in the Agreement are hereby corrected to read “Exhibit 2(a).”

7.            Exhibit 1.2(c). The Agreement’s Exhibit 1.2(c) and all parenthetical references thereto in the Agreement are hereby corrected to read “Exhibit 2(b).” Effective upon Buyer’s election to purchase the Cortez Lease rights as noted in Section 1.2(h) of the Agreement, Exhibit 2(b) (f/k/a “Exhibit 1.2(c)”) shall be automatically replaced and superseded in its entirety by the Exhibit 2(b) attached hereto and hereby incorporated herein by this reference.

5.            Exhibit 1.2(s). The Agreement’s Exhibit 1.2(d) and all parenthetical references thereto in the Agreement are hereby corrected to read “Exhibit 2(c).”

6.            Section 10.2. The Agreement’s Section 10.2 is hereby amended to be read with the following sentence inserted after the only sentence heretofore contained therein:

Provided Buyer has made all payments it is required to make under this Agreement, Seller shall also indemnify Buyer from and against any and all damages and costs suffered by Buyer with regard to the plugging and/or abandonment of the wells on the leasehold referenced as Item 6 on Exhibit 1 hereto.

7.            Effect of Amendment. Except as herein expressly amended, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect, and all references therein to the “Agreement” shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

8.            Amendment and Waiver. The provisions of this Amendment or the Agreement may be amended or waived only with the prior written consent of the Parties, and no course of conduct or failure or delay in enforcing the provisions of this Amendment shall affect the validity, binding effect or enforceability of this Amendment or the Agreement.

The undersigned have executed this Amendment as of the Effective Date.

AMERICAN LIBERTY PETROLEUM CORP.

By:	/s/ Alvaro Vollmers
Name: Alvaro Vollmers
Title: President and CEO

DESERT DISCOVERIES, LLC

By:	/s/ Patrick Fagen
Name: Patrick Fagen
Title: Manager

Exhibit 1

(Description of Assets and Seller’s rights therein)

Lease (BLM Lease Serial Number):	Property Description:	Gross Acres:	Working Interest:	Net Revenue Interest:

1. NVN086972	T: 12N, R: 35E, Meridian: MDM, State: NV, County: Nye Sec. 1, Lots 1-4, S2N2, S2; Sec. 2, Lots 1-4, S2N2, S2; Sec. 3, Lots 1-4, S2N2, S2; Sec. 4, Lots 1-4, S2N2, S2.	2,557.28	75%	63.375%
2. NVN085029	T: 06N, R: 37 1/2 E, Meridian: MD, State: NV, County: Esmeralda & Mineral Sec. 007, PROT ALL; Sec. 008, PROT ALL; Sec. 009, PROT ALL.	1,596.00	75%	63.375%
3. NVN084761	T: 0050N, R: 0380E, Meridian: MDM, State: NV, County: Esmeralda Sec. 005, PROT ALL; Sec. 006, PROT ALL; Sec. 007, PROT ALL; Sec. 008, PROT ALL.	2,547.00	75%	63.375%
4. NVN083825	T: 0050N, R: 38E, Meridian: 21 MDM, State: NV, County: Esmeralda Sec. 30, PROT ALL.	640.00	75%	63.375%
5. NVN084762	T: 0050N, R: 0380E, Meridian: MDM, State: NV, County: Esmeralda Sec. 017, PROT ALL; Sec. 018, PROT ALL; Sec. 019, PROT ALL; Sec. 020, PROT ALL.	2,537.00	75%	63.375%
6. NVN59901	T: 12N, R: 34E, Meridian: MDM, State: NV, County: Nye Sec. 1: Lots 1-4, S1/2 N1/2, S1/2 Sec. 12: All	3,840.56	60%	50.7%

Sec. 13: All
Sec. 24: All
Sec. 25: All
Sec. 36: All
T: 12N, R: 35E, Meridian: MDM, State: NV, County: Nye
Sec. 13: All
Sec. 23: All
Sec. 24: W1/2
Sec. 26: NW 1/4
Sec. 27: All
Sec. 28: All
Sec. 29: All
Sec. 30: Lots 1-4, E1/2 W1/2, E12
Sec. 31: Lots 1-4, E1/2 W1/2, E12
Sec. 32: All
Sec. 33: All
Sec. 34: NW 1/4

Exhibit 2(b)

Part One Work Plan

The parties recognize and acknowledge that oil exploration, particularly drilling and its associated expenses, are both capital and time intensive. The parties further recognize and acknowledge that, due to the payment schedule mandated by this Agreement, significant exploratory work, particularly on the land subject to the Gabbs Lease, will not be feasible or reasonable unless and until the funds provided for in Sections 1.2(a)(iii), (iv), and (v) have been paid to Seller as contemplated herein. The foregoing facts acknowledged, the Part One Work Plan contemplates an aggregated expenditure of $850,000 USD during the year after the date of this Agreement. The Part One Work Plan allocates for the expenditure of this money accordingly:

$385,000 USD to be spent on geological and/or exploratory work necessary for the development of the oil and gas resources underlying the Kibby Flats Leases and/or the leasehold referenced by Item 6 in this Agreement’s Exhibit 1 (the “Cortez Lease”), and/or the potential acquisition of nearby land parcels in fee and/or leasehold;

$390,000 USD to be spent (subject to successful compliance with all applicable laws and regulations, filing of all necessary applications, and receipt of all requisite third-party approvals) for acquisition costs, including the posting of a reclamation bond and the subsequent testing of the existing, abandoned well located on the property underlying the Gabbs Lease, the posting of a reclamation bond and the subsequent testing of the existing wells on the Cortez Lease, and the legal fees and filing costs incurred to create and properly form and document a Nevada domestic limited-liability company to act as third party operator for the leaseholds referenced in this Agreement’s Exhibit 1. If rights to said well cannot for any reason be acquired, then, the $390,000 will be spent on geological and/or exploratory work to develop the oil and gas resources underlying the Gabbs Lease, Kibby Flats Leases, or Cortez Lease — and/or the potential acquisition of nearby land parcels in fee and/or leasehold.

$15,000 USD to be spent for BLM Rental payments required under the Gabbs Lease, Kibby Flats Leases, and the Cortez Lease to maintain same in good standing.

$60,000 USD ($5,000 per month for one year) to retain on an independent contractor basis an individual agreed upon by High Sierra, Fagen and Buyer to coordinate and oversee work performed under the Part One Work Plan.

It is expressly understood and agreed that all of Seller’s interest in any wells as may be drilled on either the Gabbs and the Kibby Flats leases (as described above) or nearby land parcels as may be acquired in fee and/or leasehold (as described above), including the Cortez Lease, shall be and become part of the Assets to be transferred and conveyed to Buyer at Closing. Furthermore, it is expressly understood and agreed that all of Seller’s interest, if any, as well as all liabilities, including but not limited to, reclamation bonds and costs, that may arise in the existing abandoned well located on the property underlying the Gabbs lease (including any improvements thereto and any personal property associated therewith) shall be and become part of the Assets to be transferred and conveyed to Buyer at Closing.

Any portion of the funds held in the Escrow Account but not expensed prior to Closing shall remain in the Escrow Account and be allocated towards one of the above uses as deemed appropriate by the Operator.

High Sierra Exploration, LLC and Nancy Fagen (and their successors or assigns) will be not be required to pay any share or amounts towards the Part One Work Plan expenditures until the funds provided for in Sections 1.2(a)(iii), (iv), and (v) of the Agreement have been paid to Seller via the Escrow Account and expended accordingly.

Unless the abandoned well on the Nancy Fagen lease is able to be re-entered pursuant to yet-tobe-determined regulatory permits, engineering feasibility studies, and prudent business practices, that the sums envisioned to be provided by Buyer for development of either or both of the Kibby Flats and Gabbs properties shall limit field efforts to geological testing and survey work. Should a new, “from scratch” well be drilled on either property, new funds will need to be raised in amounts commensurate with such an effort.

The parties acknowledge and agree that the JOA will be representative of the above terms and all money paid towards the Part One Work Plan prior to the completion of the JOA will be allocated accordingly.